FCB Financial Holdings, Inc. Early Termination of FDIC Loss Sharing Agreements Investor Presentation Exhibit 99.2

Forward Looking Statements
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results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the
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speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking
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occurrence of unanticipated events, or otherwise.

Description
Transaction Summary
On March 4, 2015, FCB paid the FDIC $14.8mm to terminate all loss-sharing agreements immediately
Concludes contractual loss share terms covering six FDIC assisted acquisitions from 2010 and 2011
Strategic
Rationale
Financially attractive transaction for both FCB and the FDIC
Marks completion of first stage of FCB's business plan
Provides additional strategic flexibility
Broadens alternatives regarding future asset resolution
Ability to realize full financial benefit of asset outperformance
Improved financial reporting transparency
Financial
Impact
Immediate and significant accretion to net income, EPS and ROE
IRR in excess of cost of capital
Modest dilution to tangible book value per share with attractive 3-year payback period
No changes to asset yields or embedded accretable and non-accretable discounts
1

Net Income,
EPS and
Returns
Financial Impact
Immediate, significant benefits to net income, EPS and
return metrics
Components of benefit include elimination of LSIA
amortization (and potential impairments), reduced
administrative expenses, full benefit of recoveries
Capital
and
TBVPS
One-time after-tax charge reduces TCE by $40.3mm /
TBVPS by $0.97; earned back in ~ 3 years
Pro forma capital remains robust and well-positioned to
support our continued growth
Financial
Presentation
Improves  transparency of financial reporting
Eliminates volatility of LSIA valuation
Ability for our reported figures to more closely reflect
current financial performance
2
Comments Impact
Incremental Benefits¹
to:
NI ($mm) EPS ($) ROAE (%)
14-18 0.36-0.42 1.9-2.2
11-13 0.26-0.32 1.6-1.8
Eliminates accounting "noise" related to FDIC loss-share
treatment
LSIA and clawback eliminated from balance sheet
Concept of "covered" assets removed
Noninterest income will be much simpler going forward
Reported
12/31/2014
Pro Forma
12/31/2014
13.0 12.4
17.0 15.1
18.43 17.46
1 Excludes impact of one-time charge of $40.3mm on net income
2015E
2016E
TCE/TA (%)
Tier 1 (%)
TBVPS ($)
IRR comfortably exceeds cost of capital

Appendix

Core Net Income
Pro forma 2014 core net income, had the termination agreements been in place as of January 1, 2014, would have been $48.0 million, an increase of 37.4%.
Pre-tax, the impact of FDIC Loss Sharing Agreements resulted in a cost of $21.4 million in 2014.
The above analysis excludes the other benefits from reduced administrative expenses
FY 2014 Pro Forma Core Net Income, non-GAAP
$'000s Q1'14 Q2'14 Q3'14 Q4'14 FY 2014
Core Net Income, non-GAAP 5,113         7,377         9,813         12,599      34,902
Plus: FDIC Loss Share Indemnification Loss 4,992         5,247         5,862         5,324        21,425
Less: Tax Effect (1,947)        (2,046)        (2,286)        (2,076)       (8,356)
Pro Forma Core Net Income, non-GAAP 8,158         10,578       13,389       15,847      47,971
Net Impact 3,045         3,201         3,576         3,248        13,069
% Impact 59.6% 43.4% 36.4% 25.8% 37.4%
4

Assets Previously Covered Under Loss Sharing Agreements
Covered loans have declined to $273.4 million or 7% of the total loan portfolio as of December
31, 2014.
Substantial remaining discount and valuation allowance of $58.0 million provides protection against any potential future losses.
5
Covered Assets
$'000s Covered
Discount as
% of loans
Performing Loans 266,541
Substandard and non-accrual 64,784
Discount (57,958)       -17%
Covered Loans 273,367
Covered OREO 25,130
Total Covered Assets 298,497